EXECUTION VERSION                                        Exhibit 10.23

U.S. $25,000,000.00
LOAN AND SECURITY AGREEMENT
dated as of October 18, 2024 among
BMO Bank N.A.,
as Lender,
BEYOND, INC.,
as Borrower and
THE OTHER PARTIES HERETO THAT ARE DESIGNATED AS LOAN PARTIES

#82985354.6

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this Agreement, including all Schedules, Exhibits attached hereto or incorporated herein, the “Agreement”), dated as of October 18, 2024, is made and entered into by and among BEYOND, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, and BMO BANK N.A., a national banking association (together with its successors and assigns, collectively, “Lender”).
RECITALS:
The Borrower has requested that the Lender make a revolving line of credit available to the Borrower, and the Lender is willing to do so upon the terms and subject to the conditions set forth herein.
AGREEMENTS:
NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, and of any loans or other financial accommodations at any time made to or for the benefit of the Borrower by the Lender, the Loan Parties and the Lender agree as follows:
ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS
Section 1.1.    Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:
“Anti-Corruption Laws” means all Laws applicable to the Loan Parties or their Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” means all Laws applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act.
“Authorized Officer” means each officer designated by the Borrower to the Lender in writing from time to time, together with evidence of such officer’s authority if requested by Lender.
“Availability” means, at any time the Revolving Facility Amount minus the Revolving Exposure.
“Availability Period” means the period from and including the Closing Date to but excluding the Maturity
Date.
“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(a).

“Benchmark Replacement” means, means the first alternative set forth in the order below that can be determined by the Lender for the applicable Benchmark Replacement Date,

(a)Daily Simple SOFR; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Lender, in its sole discretion, giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for
U.S. Dollar-denominated bilateral credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated bilateral credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein; or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non- representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c).

“Benchmark Transition Event” means, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Phoenix, Arizona are authorized or required by law to remain closed.

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“Capital Stock” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.
“Cash Collateral Account” means a designated blocked cash deposit account of Borrower maintained at the Lender encumbered by a first priority security interest in favor of Lender pursuant to the terms of this Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law; (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control ” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of the Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) on the board of directors of the Borrower as of the Closing Date, (ii) nominated or approved by the board of directors of the Borrower as of the Closing Date nor (iii) appointed by directors nominated or approved in compliance with clause (b)(ii) of this definition.

“Closing Date” means the date of this Agreement.

“Collateral” means collectively all property described in Section 4.1, all property described in any Security Documents as security for any Obligations arising hereunder, and all other property that now or hereafter secures (or is intended to secure) any Obligations arising hereunder.
“Commitment Fee” has the meaning given to such term in Section 2.12.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” means this Agreement, any Loan Document and any document, amendment, waiver, forbearance, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Conforming Changes” means with respect to either the use or administration of the Term SOFR Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if

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the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contingent Obligation” means, with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness, satisfy any financial test or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit, in each case in the ordinary course of business.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if the Lender decides that any such convention is not administratively feasible for the Lender, then the Lender may establish another convention in its reasonable discretion.
“Default” means any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
“Electronic Record” means a record created, generated, sent, communicated, received, or stored by electronic means.

“Electronic Signature” means an electronic sound, symbol, or process attached to or logically associated with an electronic record and executed or adopted by a person with the intent to sign the Electronic Record.
“Environmental Laws” mean all Laws relating to the environment, preservation or reclamation of natural resources, the generation, use, handling, transportation, storage, treatment, disposal, management, release or threatened release of any Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued thereunder.
“Event of Default” has the meaning given to such term in Section 8.1.
“Floor” means a rate of interest equal to 0.00%.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States of America or any political subdivision thereof, or any other nation or any political subdivision thereof, whether state, provincial or local, and

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any agency, authority, security council, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantor” means, individually and/or collectively, any Person who may, at any time or from time to time, guaranty all or any part of the Obligations; provided as of the Closing Date, no Guarantors are required and there are no Guarantors.
“Guaranty” means, individually and collectively, the guaranty granted pursuant to Article 9 of this Agreement and each other guaranty or similar instrument executed by a Guarantor at any time, together with any amendments, modifications, supplements, or replacements thereto.
“Hazardous Substances” means any substance or material defined in or governed or regulated by any Environmental Laws as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, and also expressly includes urea-formaldehyde, polychlorinated biphenyls, dioxin, radon, lead-based paint, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, and any other waste, material, substance, pollutant or contaminant the presence of which on, in, about or under any property, would subject the owner or operator thereof to any damages, penalties, fines or liabilities under any applicable Environmental Laws.
“Impositions” has the meaning given to such term in Section 6.6.
“Indebtedness” means, with respect to any Person and without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including the following whether or not so classified: (a) any obligations for borrowed money, (b) any obligation of such Person as lessee under any capitalized lease, (c) any obligation of such Person for the deferred purchase price of property or services (except for trade payables arising in the ordinary course of business), (d) any Contingent Obligations in respect of indebtedness of others, (e) any obligations in respect of letters of credit, (f) any obligations, whether or not assumed, secured by a Lien on any assets of such Person, and (g) Swap Obligations.
“Law” means, collectively, all international, foreign, federal, state, provincial, and local statutes, treaties, rules, guidelines, regulations, decrees, ordinances, codes, orders of any Governmental Authority and administrative or judicial orders, precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, court or arbitrator orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LC Disbursement” means a payment made to a beneficiary pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.
“LC Facility Amount” means $25,000,000.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Lien” means with respect to any Person, any security interest, mortgage, pledge, lien (statutory or other), charge, encumbrance, easement, covenant, condition, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of Law.

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“Loans” means, collectively, loans and advances made by Lender pursuant to this Agreement, including Revolving Loans.
“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, each Guaranty, any Letter of Credit applications, and each other document, certificate or agreement, now or in the future, delivered by any Person in connection with any of the forgoing documents, as all of the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.
“Loan Parties” means, collectively, the Borrower and any other Person party to this Agreement, or who becomes a party to this Agreement pursuant to a joinder agreement, and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require. As of the Closing Date, the Borrower is the only Loan Party.
“Loan Party Pro Rata Share” shall have the meaning given such term in Section 9.10.
“Loan Party Representative” shall have the meaning given such term in Section 2.16.
“Material Adverse Effect” means a material adverse effect on (a) any Loan Party’s (i) business, property, assets, prospects, operations or condition, financial or otherwise or (ii) ability to perform any of its payment or other Obligations under this Agreement or any of the other Loan Documents, (b) the recoverable value of the Collateral or the Lender’s rights or interests therein, (c) the legality, validity, binding effect or enforceability of any of the Loan Documents, or (d) the ability of the Lender to exercise any of its rights or remedies under the Loan Documents or as provided by law.
“Maturity Date” means October 18, 2025, or any earlier date on which the Revolving Facility Amount is reduced to zero or the Revolving Commitment is otherwise terminated pursuant to the terms hereof.
“Note” and “Notes” have the meaning given to such terms in Section 2.15(a).
“Obligations” means any and all of the liabilities, obligations and indebtedness of any Loan Party to the Lender or any of its parents, subsidiaries or other affiliates of any kind or nature, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to be due, and whether joint, several, or joint and several, including (a) obligations of the each Loan Party arising under this Agreement, the Security Documents and the other Loan Documents, (b) the obligation of any Loan Party to pay interest, fees, charges, expenses, reasonable attorneys’ fees, overdrafts and other sums chargeable to such Loan Party by the Lender under any Loan Document, (c) all LC Exposure, (d) any and all obligations and liabilities of any or all of the Loan Parties in connection with credit cards for commercial customers, if any, (including “commercial credit cards,” purchasing cards and procurement cards), stored value cards, credit card processing services, and treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (e) all Swap Obligations owing to a Lender or its affiliates. The term “Obligations” shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Operating Account” has the meaning given to such term in Section 2.2(b).
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)).
“Person” means any natural person, corporation, partnership, limited partnership, joint venture, limited liability company, firm, association, trust, unincorporated organization, government, government entity or any other entity, whether acting as an individual, fiduciary or in any other capacity.

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“Plan” has the meaning given to such term in Section 5.8(a).
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Relevant Government Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Revolving Applicable Margin” has the meaning given to such term in Section 2.5(a).
“Revolving Commitment” means Lender’s commitment to make Revolving Loans and issue Letters of Credit hereunder up to the Revolving Facility Amount.
“Revolving Exposure” means, as of any date of determination, the sum of the outstanding principal balance of the Revolving Loans plus the LC Exposure.
“Revolving Facility Amount” means $25,000,000.
“Revolving Loans” means a Loan made pursuant to Section 2.1(a).
“Revolving Note” has the meaning given to such term in Section 2.15(a).
“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.
“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or any other relevant Governmental Authority, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person owned or controlled, directly or indirectly, by any of the above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State or any other Governmental Authority with jurisdiction over Lender, any Loan Party, or any of their respective subsidiaries and affiliates.
“Security Documents” means, collectively, this Agreement, all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) and each other document or agreement, now or in the future, delivered or filed by any Person to secure repayment of the Obligations arising hereunder (or perfect any such security), as all of the same may be amended, supplemented, restated, replaced or otherwise modified from time to time. As of the Closing Date, no Security Documents exist other than this Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

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“Subsidiary” of a Person means any corporation, partnership, limited liability company, association, joint venture, or similar business organization of which more than 50% of the outstanding Capital Stock having ordinary voting power at the time is owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise expressly provided, “Subsidiary” means a Subsidiary of the Borrower.
“Swap Agreement” means any agreement with respect to any swap (including a “swap” within the meaning of Section 1(a)(47) of the Commodity Exchange Act), forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
“Term SOFR Rate” means, for any one month period commencing on the first Business Day of each calendar month, the forward-looking rate per annum based on SOFR published by the Term SOFR Administrator two (2) U.S. Government Securities Business Days prior to such first Business Day of such month (such day, the "Periodic Term SOFR Determination Day"); provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Rate as published by the Term SOFR Administrator on the first preceding
U.S. Government Securities Business Day for which such Term SOFR Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3)
U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, provided that, if the Term SOFR Rate determined as provided shall ever be less than the Floor, then the Term SOFR Rate shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Rate selected by the Lender in its reasonable discretion).
“Threshold Amount” means $10,000,000.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Illinois or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 1.2. Accounting Terms and Calculations; UCC Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower or Lender requests an amendment to eliminate the effect of such change in GAAP or in the application thereof, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such request shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, all financial

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covenants contained herein shall be calculated (1) without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (ASC 825) (or any similar accounting principle) permitting or requiring a Person to value its financial liabilities or Indebtedness at the fair value thereof, (2) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470- 20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (3) all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on December 14, 2018 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capital Lease Obligations. Terms used in this Agreement that are not otherwise defined herein but are defined in the UCC have the meanings given to such terms in the UCC.
Section 1.3. Other Definitional Terms, Terms of Construction. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules, and the like are references are to Sections, Exhibits, Schedules. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”. The singular of any word shall include the singular and the plural of such word. All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the Obligations arising hereunder are irrevocably paid in full and all commitments hereunder are terminated. The term “shall” shall have the same meaning as the term “will”. Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time and any successor Law. References to any document, instrument or agreement, including the Loan Documents, (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s Laws): (x) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (y) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
Section 1.4. Interest Rates. The Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Lender and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall

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have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 2 - TERMS OF LENDING
Section 2.1.    Loans.
(a)Revolving Facility. Upon the terms and subject to the conditions hereof, the Lender agrees to make Revolving Loans to Borrower on a revolving basis during the Availability Period in an aggregate principal amount that will not result in the Availability being less than $0 after giving effect to any such Revolving Loan. The Borrower may borrow, prepay and reborrow Revolving Loans.
Section 2.2.    Requests for Revolving Loans; Disbursements of Revolving Loans. To request a Revolving Loan, Borrower shall comply with the following:
(a)Borrower shall make each request for a Revolving Loan through either (i) the online banking for business platform, or (ii) in writing or (iii) by telephone (confirmed in writing), and in the case of clauses (ii) and (iii), in the form attached hereto as Exhibit A and signed by an Authorized Officer of the Borrower and delivered by hand or electronic communication. Each request shall be (1) delivered to Lender not later than 12:00 p.m., Phoenix Arizona time, on the Business Day of the proposed Revolving Loan, (2) irrevocable and (3) specify the Business Day on which such Revolving Loan is to be made and the aggregate amount of the requested Revolving Loans.
(b)Borrower irrevocably authorizes Lender to make all disbursements of Revolving Loans into a non-interest bearing account maintained by Borrower at Lender (the “Operating Account”) that will be structured and utilized for that purpose in accordance with Lender’s policies and procedures from time to time in effect. Unless other arrangements are made with Lender, all Revolving Loans will be credited to the Operating Account at the end of the applicable Business Day on which such Revolving Loan is requested.
Section 2.3.    Letters of Credit.
(a)Generally. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for the account of any Loan Party, in a form acceptable to Lender, at any time and from time to time during the Availability Period.
(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender (prior to 12:00 p.m., Phoenix, Arizona time, at least two Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.3(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Lender, the Borrower also shall submit a letter of credit application on the Lender’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Facility Amount and (ii) Availability will not be less than
$0.

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(c)Expiration Date. Subject to Section 2.3(h), each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) five days prior to the Maturity Date.
(d)Reimbursement. If the Lender makes any LC Disbursement, the Borrower shall reimburse such LC Disbursement by paying to the Lender an amount equal to such LC Disbursement within one Business Day after the Borrower receives notice of such LC Disbursement.
(e)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.3(d) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.
(f)Disbursement Procedures. LC Disbursements will be made by the Lender pursuant and subject to the terms of the Letter of Credit upon which a drawing has been made.
(g)Interim Interest. No interest shall accrue on LC Disbursements until the date on which reimbursement for such LC Disbursement shall become due. If the Borrower fails to reimburse any LC Disbursement when due pursuant to Section 2.3(d), then Section 2.9 shall apply to such unreimbursed amounts.
(h)Cash Collateralization. If (i)(a) notwithstanding Section 2.3(c), the term of any Letter of Credit shall continue beyond the Maturity Date or (b) any Event of Default occurs and is continuing and (ii) an amount less than 103% of the Revolving Exposure is in the Cash Collateral Account as of such date, on the Business Day that the Borrower receives notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit cash in the Cash Collateral Account, in an amount sufficient to increase the cash in the Cash Collateral Account to 103% of the Revolving Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 8.1(d).
(i)Letter of Credit Fees. On the first Business Day of each month (commencing on the first such date occurring after the date hereof) to and including, and on, the Maturity Date, Borrower shall pay to Lender a letter of credit fee at the rate per annum equal to the Revolving Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the daily average face amount of Letters of Credit outstanding during the preceding month. In addition to such letter of credit fee, Borrower further agrees to pay to Lender such issuing, processing, transaction and other fees and charges as Lender from time to time customarily imposes in connection with any issuance, amendment, cancellation, negotiation, and/or payment of Letters of Credit and drafts drawn thereunder.
Section 2.4.    Termination of Revolving Commitment. Unless previously terminated, the Revolving Commitment shall terminate on the Maturity Date.
Section 2.5.    Interest.
(a)Revolving Loans. Interest on the aggregate unpaid principal balance of the Revolving Loans shall accrue at an annual rate equal to 1.00% (the “Revolving Applicable Margin”) plus the Term SOFR Rate.

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(b)Other Obligations. At the discretion of Lender, Interest on delinquent Obligations arising hereunder, other than Loans, shall accrue interest at the rate applicable to Revolving Loans.
(c)Calculation of Interest. All interest on the Loans and other Obligations arising hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
(e) Rate Determinations. Lender shall determine each interest rate applicable to the Revolving Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. In connection with the use or administration of the Term SOFR Rate, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Lender will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of the Term SOFR Rate.

Section 2.6.    Payments.
(a)Interest on the outstanding principal balance of the Revolving Loans is payable in arrears monthly beginning November 1, 2024, and on the first Business Day of each consecutive month thereafter.
(b)The entire unpaid principal balance of all Loans, all accrued interest thereon and all other Obligations arising hereunder shall be due and payable in full on the Maturity Date.
(c)All payments shall be applied first to accrued interest, then to late payment charges, fees, and expenses, then to the payment of the principal balance of the Loans and then to all other Obligations arising hereunder, if any; provided, however, that if an Event of Default exists, the Lender may elect to apply any payments in any order as it deems appropriate. All payments of principal, interest, fees, and all other Obligations payable under the Loan Documents shall be made to Lender without set-off or counterclaim in immediately available funds not later than 12:00 p.m., Phoenix, Arizona time, on the dates due at its offices at 1850 North Central Ave. Suite 1500, Phoenix, AZ 85004. Funds received on any day after such time shall be deemed to have been received on the next Business Day of the Lender. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.
(d)Borrower hereby irrevocably authorizes (i) Lender to make a Revolving Loan for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Revolving Loans and that all such Revolving Loans shall be deemed to have been requested pursuant to Section 2.2, and (ii) Lender to charge any deposit account of Borrower maintained with Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
Section 2.7. Use of Proceeds. The proceeds of the Revolving Loans shall be used for general corporate purposes, including to finance investments and other transactions with current and prospective strategic business partners of the Borrower. The proceeds of the Loans shall not be used to purchase or carry any “margin stock” (as defined in Regulation U). Without limiting the foregoing, no Loan Party shall request Loans or Letters of Credit, and no Loan Party shall use, or permit its respective Subsidiaries, directors, officers, employees or agents to use, any proceeds of Loans or Letters of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b)(i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any manner that would result in the violation of any applicable Sanctions.

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Section 2.8.    Prepayments.
(a)Voluntary Prepayment. Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part without any prepayment premium or penalty. Prepayments shall be accompanied by accrued interest.
(b)Mandatory Prepayments. If at any time Availability is less than $0, Borrower shall immediately prepay the Revolving Loans and cash collateralize the LC Exposure in an aggregate amount equal to such deficiency.
(c)Application of Prepayments. All amounts paid pursuant to Section 2.8(a) shall be applied to the Obligations as elected by Borrower. All amounts paid pursuant to Section 2.8(b)) shall be applied to prepay the Revolving Loans without a corresponding reduction in the Revolving Facility Amount.
Section 2.9. Default Rate. During the continuance of an Event of Default, the Obligations arising hereunder shall, at the option of the Lender (or, in the case of an Event of Default under Section 8.1(a) (with respect to principal) or Section 8.1(d), automatically), bear interest at the rate otherwise applicable thereto plus 3% per annum and the Letter of Credit fee shall, at the option of the Lender (or, in the case of an Event of Default under Section 8.1(a) (with respect to principal) or Section 8.1(d), automatically) be increased by 3% per annum. Any such increased rate of interest, if imposed, shall continue until the Event of Default has been waived or cured to the Lender’s satisfaction.
Section 2.10. Limitation on Interest Rate. If for any reason whatsoever the interest and other consideration payable to the Lender under the Loan Documents exceeds the limit prescribed by any applicable Law, then such interest and other consideration shall be reduced to the limit provided in such Law, so that in no event shall such interest and other consideration be in excess of such limit. If any payments of interest or other consideration have been made to the Lender in excess of such limits, such excess amount shall be applied to the principal balance or, if the Loans have been fully paid, refunded to the Borrower.
Section 2.11.    [Reserved].
Section 2.12. Commitment Fee. Borrower shall pay to Lender a wholly-earned non-refundable commitment fee (the “Commitment Fee”) during the Availability Period, which shall accrue at the rate equal to 0.35% on the average daily difference of the Revolving Facility Amount then in effect minus the Revolving Exposure. Accrued Commitment Fees shall be due and payable in arrears on the first Business Day of each calendar quarter commencing with the first payment occurring after the fiscal quarter ending September 30, 2024 and on the date on which the Revolving Commitment terminates. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
Section 2.13.    Inability to Determine Rates; Increased Cost and Reduced Rate.
(a)If the Lender determines (which determination shall be conclusive, absent manifest error) that (i) adequate and fair means do not exist for ascertaining the Term SOFR Rate, (ii) the Term SOFR Rate does not accurately reflect the cost to the Lender of the Loan, or (iii) the making of Loans with interest accruing at the Term SOFR Rate is impracticable or unlawful as a result of a Change in Law, then the Term SOFR Rate shall be replaced with an alternative or successor rate or index chosen by the Lender in its reasonable discretion.
(b)If the Lender shall determine (which determination shall be conclusive, absent manifest error) that any Change in Law (whether or not having the force of law) shall (i)(A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Lender, (B) subject the Lender or the Loans to any tax, duty, charge, stamp tax or fee, or change the basis of taxation of payments to the Lender of principal or interest due from any Loan Party hereunder (other than a change in the taxation of the overall net income of the Lender) or (C) impose on the Lender any other condition regarding the Loans or the Lender’s

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funding thereof, and the result of any of the foregoing is to increase the cost to the Lender of maintaining the Loans, reduce its rate of return, or to reduce the amount of any sum received or receivable by Lender hereunder; or (ii) have the effect of reducing the rate of return on the Lender’s capital to a level below that which Lender could have achieved but for such Change in Law (taking into consideration Lender’s policies with respect to capital adequacy); then, in any case, the Loan Parties shall pay to the Lender, on demand, such additional amounts as the Lender shall from time to time determine are sufficient to compensate and indemnify the Lender for such increased costs, reduced return or reduced amounts. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender, as specified in this Section 2.13, shall be delivered to the Loan Parties and shall be conclusive absent manifest error. The Loan Parties shall pay the Lender the amount shown as due on any such certificate within 15 days after receipt thereof. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation.
Section 2.14.    Taxes.
(a)Withholding Taxes. Except as otherwise required by Law, each payment by any Loan Party under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which any Loan Party is domiciled, any jurisdiction from which any Loan Party makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the applicable Loan Party shall make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by Lender free and clear of such taxes (including such taxes on such additional amount) is equal to the amount that Lender would have received had such withholding not been made. If Lender pays any amount in respect of any such taxes, penalties or interest, the Loan Parties shall reimburse Lender for that payment on demand in the currency in which such payment was made. If any Loan Party pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to Lender within 30 days after payment.
(b)Documentary Taxes. Each Loan Party agrees to pay on demand any documentary, stamp, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.
Section 2.15.    Evidence of Indebtedness.
(a)The Revolving Loans shall be evidenced by a promissory note in the form of Exhibit B attached hereto (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Note”, each a “Note”, and collectively, the “Notes”).
(b)Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Loan Parties hereunder, including the amounts of principal and interest payable and paid to Lender from time to time hereunder. The entries maintained in such account(s) shall be prima facie evidence of the existence and amounts of the Obligations arising hereunder therein recorded; provided, that the failure of Lender to maintain such account(s) or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations arising hereunder in accordance with their terms.
Section 2.16. Loan Party Representative. Borrower hereby (i) is designated and appointed by each Loan Party as its representative, agent and attorney-in-fact on its behalf (the “Loan Party Representative”) and (ii) accepts such appointment as the Loan Party Representative, in each case above, for the purposes of preparing and delivering financial reports and certificates including financial statements, compliance certificates, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Loan Party or the Loan Parties under the Loan Documents. Lender may regard any notice or other communication pursuant to any Loan Document from the Loan

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Party Representative as a notice or communication from all Loan Parties. Except as expressly provided otherwise herein or in the other Loan Documents, each warranty, covenant, agreement and undertaking made on behalf of a Loan Party by the Loan Party Representative shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if the same had been made directly by such Loan Party.
Section 2.17.    Effect of Benchmark Transition Event.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document and in addition to any rights in Section 2.13 above, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date Lender provides notice of such Benchmark Replacement to the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notice Standards for Decisions and Determinations. The Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Lender will promptly notify the Borrower of the removal or reinstatement of the Benchmark pursuant to Section
2.17. Any determination, decision or election that may be made by the Lender pursuant to this Section 2.17, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17.
(d)Any Swap Agreement shall be deemed not to be a “Loan Document” for the purposes of this Section 2.17).
ARTICLE 3- CONDITIONS PRECEDENT
Section 3.1. Closing Date Conditions. The obligation of the Lender to make any Loans hereunder, and of Lender to issue any Letter of Credit, shall not become effective until the following conditions are satisfied in a manner satisfactory to the Lender:
(a)Loan Documents, Related Agreements and Information. The Lender shall have received each of the Loan Documents duly executed by the Loan Parties party thereto together with such other instruments and documents the Lender requests.

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(b)Approvals. The Lender shall have received evidence regarding the Loan Parties organization or formation, power and authority, and authorization with respect to the execution, delivery and performance of this Agreement and the other Loan Documents.
(c)Fees and Expenses. The Lender shall have received payment of all fees, expenses and other amounts due and payable by the Borrower.
(d)Perfection. The Security Documents, any UCC-1 financing statements and any other Loan Document creating or evidencing a lien or security interest which the Lender requires to be filed of record, shall have been appropriately filed and the priority and perfection of the Lien created thereby shall have been established.
(e)Closing Statement. The Lender shall have received a closing statement or funds flow memorandum detailing the sources and uses of the proceeds of the Loans on the Closing Date.
(f)Insurance. The Lender shall have received evidence of insurance demonstrating that the general liability and property insurance required by Section 6.5 is in full force and effect.
(g)No Material Adverse Effect. Since December 31, 2023, no circumstance or event has occurred or arisen that could result in a Material Adverse Effect, as determined by Lender in its sole discretion.
(h)Due Diligence; Beneficial Ownership. The Lender and its counsel shall have completed all financial, business, legal, tax and regulatory due diligence, including all documentation required by bank regulatory authorities under applicable Anti-Corruption Laws and “know your customer” and Anti-Money Laundering Laws and Lender shall have received a fully-executed Beneficial Ownership Certification.
(i)Legal Opinion. Each of the Loan Parties shall have delivered a written opinion of such Loan Party’s counsel, addressed to the Lender in form and substance satisfactory to the Lender and its counsel.
(j)Cash Collateral Account. Borrower shall have established and deposited $25,750,000 (i.e., 103% of the Revolving Facility Amount) into the Cash Collateral Account.
(k)Other. The Lender shall have received such other financial statements, opinions, endorsements, documents, instruments and certificates as the Lender requires.
Section 3.2. Conditions to Each Extension of Credit. The obligation of the Lender to make a Loan hereunder (including on the Closing Date), and of Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)Representations and Warranties. All representations and warranties of each Loan Party made in this Agreement and in each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifications therein).
(b)No Default or Material Adverse Effect. (i) No Default or Event of Default exists or would result therefrom and (ii) no event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.
(c)Availability. After giving effect to any Revolving Loan or the issuance, amendment, renewal or extension of any Letter of Credit, Availability is not less than $0.
Each request for a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.
ARTICLE 4 - SECURITY AGREEMENT

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Section 4.1. Grant of Security Interest. As security for the full, prompt and complete payment and performance by each Loan Party of the Obligations, each Loan Party hereby grants to, and creates in favor of, Lender (for the benefit of itself and as representative for the benefit of its subsidiaries, parents and other affiliates) a continuing security interest in, and Lien on, all of such Loan Party’s right, title and interest in and to all of the following:
(a)All Deposit Accounts maintained with Lender, including the Cash Collateral Account and the Operating Account, and all Money, cash, and cash equivalents within such accounts;
(b)all additions, extensions, renewals, reinvestments, and substitutions to the foregoing;
(c)all income, distributions, and sums distributable or payable from, upon, or in respect of the foregoing;
(d)all rights and privileges incident to the foregoing, and
(e)all of the products and Proceeds of all of the foregoing, including cash Proceeds and non- cash Proceeds, whether in the form of original collateral or any of the property or rights or interests in property described above in this Section.
The deposits held in the above described Cash Collateral Account shall be held by the Lender as collateral for the payment and performance of the Obligations, and the Lender shall have exclusive dominion and control, including, the exclusive right of withdrawal, over the Cash Collateral Account; provided that so long as no Event of Default is then continuing, the Borrower may direct Lender to disburse (and Lender will so disburse) to Borrower amounts in excess of $25,750,000 from the Cash Collateral Account (including, for the avoidance of doubt, any such amounts constituting accrued interest on deposits in the Cash Collateral Account). So long as any Obligations arising under this Agreement remain outstanding, Borrower shall not terminate the accounts without Lender’s prior written consent. Borrower hereby agrees that no funds or other amounts in the Cash Collateral Account may be withdrawn by Borrower, notwithstanding any provisions to the contrary contained in any other agreement between Borrower and Lender, as the depositary bank.

Section 4.2.    Perfection of Lender’s Security Interest; Duty of Care.
(a)Until the termination of this Agreement, each Loan Party shall perform any and all steps and take all actions requested by Lender from time to time to perfect, maintain, protect, and enforce Lender’s security interest in, and Lien on, the Collateral.
(b)Each Loan Party hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by Part 5 of Article 9 of the UCC or any other applicable Law for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Loan Party is an organization, the type of organization and any organizational identification number issued to such Loan Party. Each Loan Party hereby irrevocably authorizes Lender at any time and from time to time to correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming such Loan Party as debtor and Lender as secured party.
(c)To protect, perfect, or enforce, from time to time, Lender’s rights or interests in the Collateral, Lender may, in its discretion (but without any obligation to do so), discharge any Liens at any time levied or placed on the Collateral.

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(d)Lender shall have no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender’s custody. Each Loan Party agrees that Lender has no obligation to take steps to preserve rights against any prior parties.
Section 4.3.    Power of Attorney.
(a)Each Loan Party does hereby make, constitute and appoint Lender (or any officer or agent of Lender) as such Loan Party’s true and lawful attorney-in-fact, with full power of substitution, in the name of such Loan Party or in the name of Lender or otherwise, for the use and benefit of Lender, but at the cost and expense of such Loan Party solely during the occurrence and continuation of an Event of Default, (i) to indorse the name of such Loan Party on any instruments, notes, checks, drafts, money orders, or other media of payment or Collateral that may come into the possession of Lender or any affiliate of Lender in full or part payment of any of the Obligations; and (ii) to do any and all things necessary or desirable to perfect Lender’s security interest in, and Lien on, and other rights and interests in, the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement.
(b)This power of attorney, being coupled with an interest, will be irrevocable for the term of this Agreement and all transactions under this Agreement and thereafter so long as any of the Obligations arising hereunder remain in existence. Each Loan Party ratifies and approves all acts of such attorney, and neither Lender nor its attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except where such act, omission, error of judgment or mistake of fact or law amounts to gross negligence or willful misconduct. Each Loan Party will execute and deliver promptly to Lender all instruments necessary or desirable, as determined in Lender’s discretion, to further Lender’s exercise of the rights and powers granted it in this Section 4.3.
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES
To induce the Lender to make the requested Loans and Letters of Credit hereunder, the Loan Parties, jointly and severally, represent and warrant to the Lender that the following are true, correct and complete:
Section 5.1. Organization, Standing, Qualification, Authorization and Validity. Each Loan Party (a) is duly and properly incorporated, organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization and, except where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and (b) has all requisite power and authority to (i) own its properties and to carry on its business as now conducted except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) to enter into this Agreement and the other Loan Documents to which such Loan Party is a party and to perform its obligations hereunder and thereunder. Each Loan Documents to which any Loan Party is a party (x) has been duly authorized by all necessary company action of such Loan Party, (y) has been duly executed and delivered by such Loan Party and (z) constitutes the legal, valid and binding obligations of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 5.2. Ownership and Liens. The Loan Parties own good title, free of Liens (other than Liens permitted under this Agreement), to the Collateral.
Section 5.3. Approvals; Compliance with Laws. (a) No authorization, consent, license or exemption from, or filing or registration with, any court or Governmental Authority, nor any approval or consent of any other Person, is or will be required in connection with the valid execution, delivery or performance of the Loan Documents or the legality, validity, binding effect or enforceability of any of the Loan Documents except such as have been obtained or made and are in full force and effect and (b) each Loan Party is in compliance in all material respects with all applicable Laws.

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Section 5.4. No Violation of Other Agreements or Laws. The execution, delivery and performance of the Loan Documents will not (a) violate in any agreement to which any Loan Party is subject, or by which it or any of its assets are bound, (b) result in the creation or imposition of any Lien on any assets of any Loan Party other than the Liens in favor of the Lender, (c) violate any provision of any Loan Party’s organizational documents, or
(d)violate in any material respect any Law, judgment, injunction, decree or award binding on any Loan Party.
Section 5.5. Taxes. The Loan Parties have filed all federal, state and other income and other tax returns required to be filed and have paid all taxes due, except those presently being contested in good faith and as to which adequate reserves have been provided, except in each case where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.6. Financial Statements and No Material Adverse Change. The Borrower’s annual consolidated and consolidating financial statements most recently delivered to Lender, and the interim financial statements for the fiscal periods thereafter, have been prepared in accordance with GAAP and fairly present, in all material respects, the financial condition and results of operations and cash flows of the Loan Parties at such date. Since the date such annual financial statements were last provided, no Material Adverse Effect has occurred with respect to the Borrower, any Guarantor or the Collateral. The Loan Parties have no material Contingent Obligations not disclosed in such financial statements except as otherwise permitted under this Agreement. The information listed in the Beneficial Ownership Certification, as updated in accordance with Section 6.11, is true and correct in all respects.
Section 5.7. Subsidiaries; Outstanding Capital Stock. Except as set forth in Schedule 5.7, as of the Closing Date, the Borrower does not have any Subsidiaries. Except in each case where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all issued and outstanding Capital Stock of each of the Loan Parties is duly authorized and validly issued, fully paid, non- assessable, and free and clear of all Liens other than Liens permitted under this Agreement.
Section 5.8.    Employee Benefit Plans.
(a)the Loan Parties (i) are in compliance in all material respects with all applicable provisions of ERISA, (ii) have not violated in any material respect any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by any such Loan Party (each, a “Plan”). No Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan initiated by any Loan Party. Each Loan Party has met its minimum funding requirements under ERISA in all material respects with respect to each Plan. Each Plan will be able to fulfill its benefit obligations in all material respects as they come due in accordance with the Plan documents and under GAAP.
(b)No Loan Party is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R.
§ 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Internal Revenue Code) which is subject to Section 4975 of the Internal Revenue Code, and neither the execution of this Agreement nor the making of any Loan hereunder, or issuance, amendment, renewal or extension of any Letter of Credit hereunder, gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code. No Loan Party is subject in any material respect to any Law which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Section 5.9. Margin Stock; Use of Proceeds. Margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System or any successor thereto) constitutes less than 25% of the assets of the Loan Parties which are subject to any limitation on sale, pledge or other restriction hereunder. The proceeds of Loans and Letters of Credit are being used for business purposes, and not for purchasing or carrying margin stock, nor any agricultural or consumer purpose.

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Section 5.10. Environmental, Health and Safety Laws. There does not exist any violation by the Loan Parties of any applicable Environmental Laws, except violations that would not reasonably be expected to result in a Material Adverse Effect. The Loan Parties have not received any notice to the effect that any part of its operations or property is in violation of any applicable Environmental Law or that any part of its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any Hazardous Substance into the environment, except such violations or remedial actions that would not reasonably be expected to result in a Material Adverse Effect.
Section 5.11. Solvency. The Loan Parties are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 5.12.    [Intentionally Omitted].
Section 5.13. Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. (a) None of the Loan Parties, any director, officer or employee of any Loan Party, nor, to the knowledge of Loan Parties, any agent or representative of any Loan Party, is a Sanctioned Person or currently the subject or target of any Sanctions; (b) the Loan Parties, each of the Loan Parties’ respective directors, officers and employees, and, to the knowledge of the Loan Parties, each of the Loan Parties’ respective agents and representatives, is in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (c) the Loan Parties will maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries, and the Loan Parties’ and their Subsidiaries’ respective directors, officers, employees and agents with all applicable Anti- Corruption Laws, Anti-Money Laundering Laws and Sanctions.
Section 5.14. Jurisdiction of Organization; Chief Executive Office; Etc. Schedule 5.14 lists each Loan Party’s exact legal name, jurisdiction of organization, federal tax identification number, organizational identification number, if any, the location of such Loan Party’s chief executive office or sole place of business, each jurisdiction in which such Loan Party is foreign qualified, and, for the five years preceding the Closing Date, all jurisdictions of organization and legal names of such Loan Party.
Section 5.15. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Loan Parties, threatened against or affecting the Loan Parties or the Collateral which, if determined adversely to the Loan Parties or Collateral, could reasonably be expected to result in a Material Adverse Effect.
Section 5.16. No Defaults under Material Agreements. Except as set forth in the Borrower’s publicly filed forms 10-Q and 10-K, no Loan Party is in default under any material agreement to which it is subject, or by which it or any of its assets are bound in any material respect.
ARTICLE 6- AFFIRMATIVE COVENANTS
Until the Revolving Commitment is terminated and all Obligations arising hereunder, other than contingent indemnification Obligations for which no claim giving rise thereto has been asserted, have been paid in full, each Loan Party covenants and agrees as follows:
Section 6.1. Financial Statements and Reports. Each Loan Party shall furnish, or caused to be furnished, to the Lender:

(a)Within 120 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower prepared on a consolidated and consolidating basis in accordance with GAAP consistently applied, consisting of at least statements of income, cash flow and stockholders’ equity, and a consolidated and consolidating balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Revolving Commitments and the Loans on the Maturity Date or upcoming maturity date under any other Indebtedness occurring within one year from the time such report is delivered or potential inability to satisfy a financial covenant under any Indebtedness) and without any qualification or exception

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as to the scope of such audit) by independent certified public accountants reasonably acceptable to the Lender, together with any management letters or reports delivered to the Borrower by such accountants.
(b)Within 45 days after the end of each fiscal quarter of the Borrower, company-prepared financial statements of the Borrower, prepared on a consolidated and consolidating basis in accordance with GAAP, consisting of at least statements of income, cash flow and stockholders’ equity, and a consolidated and consolidating balance sheet as at the end of such quarter, which such financial statements (i) set forth in each case (A) figures for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter and (B) in comparative form figures for the corresponding dates and periods in the prior fiscal year, and (ii) are accompanied by a certification of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and were prepared in accordance with GAAP consistently applied (subject to year-end adjustments).
(c)Within five days after knowledge thereof shall have come to the attention of any officer of a Loan Party, written notice to the Lender of: (i) the occurrence of any Default or Event of Default; (ii) any threatened or pending action, suit, litigation or proceeding before any court or arbitrator or any Governmental Authority affecting such Loan Party or any property of such Loan Party, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and (iii) the occurrence of any other development that could reasonably be expected to result in a Material Adverse Effect.
(d)From time to time, such other information regarding the business, operation and financial condition of each Loan Party and the Collateral as the Lender may reasonably request, including annual verification of insurance coverage.
Notwithstanding the foregoing, the obligations in Section 6.1(a) and Section 6.1(b) may be satisfied by furnishing Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, upon reasonable request by the Lender, to the extent such statements are in lieu of statements required to be provided under Section 6.1(a), such statements shall be accompanied by a certification of an independent certified public accountants reasonably acceptable to the Lender, which report and opinion shall satisfy the applicable requirements set forth in Section 6.1(a).

Section 6.2. Books and Records. The Loan Parties shall keep adequate and proper records and books of account in which full and correct entries shall be made of its dealings, business and affairs.
Section 6.3. Inspection. Upon reasonable notice, the Loan Parties shall permit any Person designated by the Lender (a) to inspect, examine and copy the books and financial records of the Loan Parties, and (b) to discuss any of the foregoing with the officers and outside accountants of the Loan Parties, all at such reasonable times and intervals as the Lender may designate (but no more than once annually if no Event of Default exists), and all of which shall be at the expense of the Loan Parties.
Section 6.4. Existence. Each Loan Party shall maintain its existence in good standing under the laws of the jurisdiction of its formation and its qualification to transact business in each jurisdiction where failure to so qualify could reasonably be expected to result in a Material Adverse Effect.
Section 6.5. Insurance. Each Loan Party shall maintain, or cause to be maintained, with financially sound and reputable insurers, casualty insurance on all of their property and liability insurance in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions satisfactory to Lender in its commercially reasonable discretion. Copies of each such policy of insurance requested by the Lender shall be provided to the Lender. Each Loan Party agrees to provide the Lender with prompt notice of any material modification, notice of cancellation or cancellation of any insurance policies required hereunder.
Section 6.6. Payment of Taxes and Claims. Each Loan Party shall file all tax returns and reports which are required by law to be filed by it and shall pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might

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result in the creation of a Lien upon its property (collectively, “Impositions”) that, if not paid, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, except those being contested in good faith by appropriate proceedings and with respect to which adequate reserves with respect thereto have been set aside on such Loan Party’s books in accordance with GAAP.
Section 6.7. Maintenance and Repair. Each Loan Party shall, and shall cause its Subsidiaries to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and shall make all necessary repairs thereto and renewals and replacements thereof, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 6.8. Environmental Matters; Reporting. Each Loan Party shall observe and comply, and shall cause each other Person occupying any portion of such Loan Party’s properties to observe and comply with all Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 6.9. Material Agreements. Each Loan Party shall (a) upon request of the Lender, furnish to the Lender copies of each material agreement to which it is a party, whether now existing or hereafter entered into, (b) perform and observe all of the payment terms and other material terms and provisions of each such material agreement to be performed or observed by it, and (c) maintain each such material agreement in full force and effect and enforce each such material agreement in accordance with its terms, except, in the cases of clauses (b) and (c) hereof, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 6.10. Treasury Management; Cash Collateral Account. The Borrower shall maintain the Lender as its principal depository bank for the maintenance of operating, administrative, cash management, and collection activity, necessary for the conduct of its business; provided that, notwithstanding the foregoing, the Loan Parties shall be permitted to maintain their credit card processing programs, gift card (or other stored value) programs, backup operating accounts, money market accounts and other programs or accounts serving a similar function as any of the foregoing programs and accounts with depository institutions other than the Lender. At no time shall the cash within the Cash Collateral Account be less than $25,750,000 (which is 103% of the Revolving Facility Amount).
Section 6.11. Compliance with Laws. Each Loan Party shall comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable Laws in all material respects. Without limiting the foregoing, each Loan Party shall (a) comply, and cause each other Loan Party and each of its Subsidiaries to comply, with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) provide, and cause each other Loan Party and each of its Subsidiaries to provide, such information and take such actions as are necessary for Lender to comply with all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, (c) promptly notify Lender of any change in the information provided by the Borrower in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein, and if required by Lender, provide an updated Beneficial Ownership Certification reflecting such change and (d) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money- Laundering Laws and Sanctions.
Section 6.12. Claims Against Collateral. Each Loan Party shall defend or cause to be defended the Collateral against all of the claims and demands of all Persons whomsoever.

ARTICLE 7 - NEGATIVE COVENANTS
Until the Revolving Commitment is terminated and all Obligations arising hereunder, other than contingent indemnification Obligations for which no claim giving rise thereto has been asserted, have been paid in full, each Loan Party covenants and agrees as follows:

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Section 7.1. Merger and Name; Changes in Accounting, Name or Jurisdiction. No Loan Party shall (a)(i) merge or consolidate, or enter into any analogous reorganization or transaction with any Person whereby such Loan Party is not the surviving entity, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or (iii) divide itself into two or more Persons; (b) make any significant change in accounting treatment or reporting practices, except as required by GAAP; (c) change the fiscal year or method for determining fiscal quarters of the Borrower; (d) change its legal name as it appears in official filings in its jurisdiction of organization or otherwise amend its organizational documents in a manner adverse to Lender; or (e) change its (i) jurisdiction of organization, (ii) chief executive office or (iii) principal place of business, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(a)any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person; and
(b)any Loan Party may dispose of its assets to Borrower.
Section 7.2.    Intentionally Omitted.
Section 7.3. Liens. No Loan Party shall create, incur, assume or suffer to exist any Lien on the Collateral except (i) Liens in favor of the Lender and (ii) Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet delinquent or are being contested in compliance with the provisions of Section 6.6 in an amount not exceeding $20,000 individually.
Section 7.4. Employee Benefit Plans. No Loan Party shall take any action, or omit to take any action, if such action or omission would result in any of the statements set forth in Section 5.8 (including any written disclosures made by such Loan Party to the Lender under Section 5.8) becoming inaccurate or misleading at any time.
ARTICLE 8- EVENTS OF DEFAULT AND REMEDIES
Section 8.1.    Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)(i) Any Loan Party shall fail to make when due, whether by acceleration or otherwise, any payment of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or (ii) any Loan Party shall fail to make when due, whether by acceleration or otherwise, any payment of interest on any Loan or any fee or any other amount (other than any principal on the Loans) and, in the case of this clause (ii), such failure shall continue unremedied for a period of three Business Days.
(b)Any representation or warranty made, or deemed made, by or on behalf of any Loan Party or other Guarantor is false or misleading in any material respect on the date made or deemed made.
(c)A default occurs in the performance of any Loan Party’s obligations (i) Article 7 hereof or
(ii) in Section 6.1, 6.4, 6.10, and 6.12, or (iii) in Sections 6.2 through 6.3, 6.5 through 6.9 and 6.11 hereof, and, in the case of this clause (iii), such default shall continue unremedied for a period of thirty Business Days.
(d)(i) There is filed by any Loan Party or other Guarantor any case, petition, proceeding or other action (“Bankruptcy Case”) under any existing or future bankruptcy, insolvency, reorganization, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, including the bankruptcy code (“Insolvency Law”), (ii) an involuntary Bankruptcy Case (“Involuntary Proceeding”) is commenced against any Loan Party or other Guarantor under any Insolvency Law and the Involuntary Proceeding is not controverted within 10 days, or is not dismissed within 30 days, after the commencement of the Bankruptcy Case, or (iii) a custodian, receiver, trustee, sequestrator, or agent is appointed or authorized to take charge of any of any Loan Party’s or other Guarantor’s properties.

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(e)A judgment or judgments for the payment of money in excess of the Threshold Amount, individually or in the aggregate, shall be rendered against any Loan Party or other Guarantor and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 30 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.
(f)Any default shall occur with respect to any Indebtedness to any Person other than the Lender in an aggregate principal amount in excess of the Threshold Amount and such failure shall have continued after the applicable notice or cure period therein, if any.
(g)Any execution or attachment shall be issued whereby any substantial part of the property of any Loan Party or any other Guarantor shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.
(h)(i) Any Guarantor (if an individual) shall die or cease to maintain legal capacity or (ii) except as permitted in Section 9.6 hereof, any Guarantor shall be dissolved or liquidated or shall revoke or disavow, or attempt to revoke or disavow, the Guaranty to which it is a party.
(i)The institution by any Loan Party of steps to terminate any Plan, if in order to effectuate such termination any Loan Party would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of the Threshold Amount, or the institution by the Pension Benefit Guaranty Corp. of steps to terminate any Plan.
(j)(i) Any Loan Document ceases to be in full force and effect, (ii) any of the Security Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Lender in any Collateral or (iii) any action is taken to discontinue or to assert the invalidity or unenforceability of any Loan Document.
(k)A Change of Control shall occur or any event occurs or condition exists that has a Material
Adverse Effect.
(l)The breach of any of the other terms of this Agreement or any other Loan Document which is not remedied within 30 days after the earlier of (i) any Loan Party becoming aware of such breach and (ii) the Lender providing written notice thereof to the Loan Parties.
Any Event of Default occurring hereunder shall be deemed to exist and be continuing until waived by Lender, notwithstanding any actual or purported remedy or cure of the actions, facts, circumstances or conditions giving rise to such Event of Default.

Section 8.2. Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender may (a) declare all or any portion of the Revolving Commitment to be terminated, whereupon the Revolving Commitment shall forthwith be suspended or terminated; (b) declare all or any portion of the Obligations to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party; (c) take possession of the Collateral; (d) [intentionally omitted]; (e)
(i) exchange, enforce, waive or release any of the Collateral or portion thereof, (ii) apply the proceeds of the Collateral against the Obligations and direct the order or manner of the liquidation thereof (including any sale or other disposition), as Lender may, from time to time, in each instance determine, and (iii) settle, compromise, collect or otherwise liquidate any such security in any manner without affecting or impairing its right to take any other further action with respect to any security or any part thereof; (f) sell, lease or otherwise deal with part or all of the Collateral at public or private sale(s), for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at Lender’s discretion, and Lender may, if Lender deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale, and without being obligated to make any sale of the Collateral regardless of notice of sale having been given, and Lender

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may purchase any Collateral at such public or private sale(s) and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations; (g) [intentionally omitted]; (h) sign any indorsements, assignments or other writings of conveyance or transfer in connection with any disposition of the Collateral; (i) apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies under this Agreement and, as applicable, the other Loan Documents, in order to manage, protect, preserve, and sell and otherwise dispose of all or any portion of the Collateral; and (j) exercise all other rights and remedies of the Lender under any of the Loan Documents and applicable Laws;
provided, however, that upon the occurrence of any event specified in Section 8.1(d), the obligation of Lender to make Revolving Loans or to issue, amend, renew or extend any Letter of Credit shall automatically terminate and the unpaid amount of all outstanding Obligations shall automatically become due and payable without further act of Lender.
Section 8.3. Security Agreement in Accounts and Setoff. As additional security for the payment of all of the Obligations, each Loan Party grants to the Lender a security interest in, a lien on, and an express contractual right to set off against, each account and all account balances, cash and any other property of such Loan Party now or hereafter maintained with, or in the possession of, the Lender. During the continuance of any Event of Default, the Lender may: (a) refuse to allow withdrawals from any such account; (b) apply the amount of such account balances and the other assets of such Loan Party described above to the Obligations; and (c) offset any other obligation of the Lender against the Obligations; in each case, whether or not the Obligations are then due or have been accelerated and all without any advance or contemporaneous notice or demand of any kind to such Loan Party, such notice and demand being expressly waived.
Section 8.4. Waivers by Loan Parties. Each Loan Party acknowledges that portions of the Collateral could be difficult to preserve and dispose of and be further subject to complex maintenance and management. Accordingly, the Lender, in exercising its rights under this Article 8, shall have the widest possible latitude to preserve and protect the Collateral and the Lender’s security interest in and Lien thereon. Moreover, each Loan Party acknowledges and agrees that Lender shall have no obligation to (a) clean up or otherwise prepare any of the Collateral for sale, (b) pursue any Person to collect any of the Obligations, or (c) exercise collection remedies against any Persons obligated on the Collateral.
Section 8.5. Notice of Dispositions. Each Loan Party hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Loan Parties, addressed as set forth in Section 10.4, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Loan Party waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Loan Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Loan Party hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. The proceeds of the sale will be applied first to all costs and expenses of such sale including attorneys’ fees and other costs and expenses, and second to the payment of all Obligations in the manner and order determined by the Lender in its discretion. The Loan Parties shall remain liable to the Lender for any deficiency. Unless otherwise directed by law, the Lender will return any excess to the Loan Parties.

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Section 8.6. Equitable Relief. Each Loan Party recognizes that, in the event such Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Lender; therefore, each Loan Party agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
Section 8.7. Payments Set Aside; Reinstatement. The Loan Documents shall remain in full force and effect and continue to be effective (including the Liens created hereunder) should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise (including pursuant to any settlement entered into by the Lender in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff) required to be made with respect to the Obligations arising hereunder, is rescinded, reduced, restored or returned, the Obligations arising hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
ARTICLE 9 - CONTINUING GUARANTY
Section 9.1.    Guaranty.

(a)Each Loan Party hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by Lender in connection with the collection or enforcement thereof). Lender’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Loan Party, and conclusive for the purpose of establishing the amount of the Obligations. This guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Loan Party under this Guaranty, and each Loan Party hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
(b)Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party or other Guarantor to honor all of its obligations under this Guaranty or any other Guaranty in respect of Swap Obligations. The obligations of each Qualified ECP Guarantor under this Section 9.1(b) shall remain in full force and effect until payment in full of the Obligations arising hereunder. Each Qualified ECP Guarantor intends that this Section 9.1(b) constitute, and this Section 9.1(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 9.2. Rights of the Lender; No Discharge or Impairment. No Obligation of any Loan Party shall be affected, discharged or impaired by any of the following: (a) bankruptcy, disability, dissolution, incompetence, death, insolvency, liquidation, or reorganization of any other Loan Party; (b) any defense of any other Loan Party to payment or performance of any or all of the Obligations or enforcement of any or all rights of the Lender in the Collateral; (c) discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all liens and encumbrances in the Collateral or any or all Obligations in any bankruptcy, insolvency, reorganization,

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or other legal proceeding or by application of any Law with respect to any other Loan Party; (d) any claim or dispute by any other Loan Party concerning the occurrence of an Event of Default, performance of any Obligations, or any other matter; (e) any election by the Lender under 1111(b)(2) of the bankruptcy code; (f) the granting of any liens or borrowing of any money by any Loan Party as a debtor-in-possession or in any similar capacity under any bankruptcy, insolvency, reorganization, or other legal proceeding or by application of any applicable Law; (g) any waiver or modification of any provision of the Loan Documents that affects any other Loan Party, whether or not such waiver or modification affects all Loan Parties; (h) the cessation of liability, release or discharge of any other Loan Party or other obligor for any reason; (i) the perfection or failure to perfect, release or discharge of any Collateral or other security; (j) the exercise or failure to exercise any rights or remedies pursuant to the Loan Documents by the Lender or any election of remedies by the Lender; (k) any invalidity, irregularity or unenforceability in whole or in part of any of the Loan Documents or any limitation of the liability of any Loan Party under the Loan Documents, including any claim that the Loan Documents were not duly authorized, executed, or delivered on behalf of any Loan Party; (l) any other acts or omissions by the Lender that result in or could result in the release or discharge of any other Loan Party; or (m) the occurrence of any other event or the existence of any other condition that by operation of law or otherwise could result in the release or discharge of a surety, guarantor, or other persons secondarily liable on an obligation.
Section 9.3. Waivers. Each Loan Party unconditionally waives: (a) any requirement that the Lender marshal assets, first make demand upon, or seek to enforce or exhaust remedies against any (i) other Loan Party;
(ii) of the Collateral or other property of any Loan Party; or (iii) other Person, before demanding payment from or seeking to enforce the Obligations against such Loan Party; (b) any and all rights, benefits and defenses which might otherwise be available under the provisions of Laws that might operate to limit any Loan Party’s liability under, or the enforcement of, the Obligations; (c) diligence, presentment, protest, demand for performance, notice of acceptance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, notice of protest, notice of dishonor, notice of extension, renewal, alteration or amendment, notice of acceptance of the Loan Documents, notice of default under any of the Loan Documents (except as provided in the Loan Documents), and all other notices whatsoever, except for notices specifically required pursuant to other provisions of the Loan Documents; (d) any obligation of the Lender to provide any Loan Party any information concerning any other Loan Party or any Collateral; and (e) any other claim or defense that otherwise would be available based on principles of suretyship or guarantee or otherwise governing secondary obligations.
Section 9.4. Obligations Independent. The obligations of each Loan Party hereunder are joint and several and those of a primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Loan Party or Guarantor, and a separate action may be brought against each Loan Party or Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party.
Section 9.5. Subrogation. No Loan Party shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all Obligations and any other amounts payable under this Agreement are indefeasibly paid in full in cash and the Revolving Commitment is terminated. If any amounts are paid to any Loan Party in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to reduce the amount of the Obligations, whether matured or unmatured.
Section 9.6. Termination; Reinstatement. This Guaranty is a continuing guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations arising hereunder and any other amounts payable under the Loan Documents are indefeasibly paid in full in cash and the Revolving Commitment is terminated. If a Loan Party elects to revoke this Guaranty, such revocation shall not become effective until five Business Days after Lender receives written notice from such Loan Party revoking this Guaranty. If this Guaranty is revoked by any Loan Party, said revocation shall have no effect on the continuing liability of such Loan Party to guarantee unconditionally the prompt payment of all Obligations which are contracted or incurred prior to the fifth day after receipt of the revocation notice, including any such prior Obligations which are subsequently renewed, modified or extended after such revocation becomes effective, as well as all extensions of credit made after revocation pursuant to any commitments made prior to such revocation. Revocation of this

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Guaranty by any Loan Party shall not relieve any other Loan Party of any liability hereunder. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Loan Party or other Guarantor is made, or Lender exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Law or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The reinstatement provisions of this Section 9.6 shall survive termination of this Guaranty.
Section 9.7. Subordination of Intercompany Indebtedness. All Indebtedness, together with all rights of subrogation, contribution, reimbursement, and indemnity (including the indemnification and reimbursement rights provided pursuant to this Section (collectively, “Intercompany Indebtedness”) from one or more Loan Parties to or between another Loan Party, now or in the future, is hereby subordinated to the Obligations of each Loan Party to the Lender until such time as the Obligations arising hereunder are indefeasibly paid in full in cash and the Revolving Commitment is terminated. Any Intercompany Indebtedness, if the Lender so requests, shall be collected, enforced and received by each Loan Party as trustee for the Lender and be paid over to the Lender on account of the Obligations, but without reducing or affecting in any manner the liability of each Loan Party under the other provisions of the Loan Documents.
Section 9.8. Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or Borrower under any Laws, or otherwise, all such amounts shall nonetheless be payable by each Loan Party immediately upon demand by Lender.
Section 9.9. Condition of Borrower. Each Loan Party acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower and any other Guarantor such information concerning the financial condition, business and operations of Borrower and any such other Guarantor as such Loan Party requires, and that Lender has no duty, and no Loan Party is relying on Lender at any time, to disclose to any Guarantor any information relating to the business, operations or financial condition of Borrower or any other Guarantor.
Section 9.10. Limit on Recovery; Obligations among Loan Parties. NOTHING IN THIS SECTION SHALL LIMIT THE OBLIGATIONS OF ANY LOAN PARTY TO THE LENDER OR OTHERWISE LIMIT THE JOINT AND SEVERAL NATURE OF ALL OF THE OBLIGATIONS. EACH LOAN PARTY SHALL BE FULLY, JOINTLY AND SEVERALLY LIABLE TO THE LENDER PURSUANT TO THE LOAN DOCUMENTS WITHOUT REGARD TO ANY ALLOCATION OF LOSSES AND LIABILITIES PURSUANT TO THIS SECTION OR OTHERWISE AND, NOTWITHSTANDING ANY SUCH ALLOCATION, EACH LOAN PARTY HAS EXPRESSLY ASSUMED THE RISK THAT SUCH LOAN PARTY’S ACTUAL LIABILITY MAY EXCEED SUCH LOAN PARTY’S PRO RATA SHARE AND THAT OVERPAYMENTS
MAY NOT ACTUALLY BE REIMBURSED OR INDEMNIFIED. Subject to the foregoing, Loan Parties agree that the provisions of this Section 9.10 are intended to provide for an allocation of the Obligations among the Loan Parties. Accordingly, as between the Loan Parties, if any Loan Party (the “Overpaying Loan Party”) pays (whether directly or by application of Collateral), or is otherwise held liable for, Obligations in excess of the Loan Party Pro Rata Share for the Overpaying Loan Party, the other Loan Parties will pay the amount of such excess to the Overpaying Loan Party and will indemnify the Overpaying Loan Party for, from and against any claims, damages, loss or liability arising from or related to such overpayment. Loan Parties agree to maintain books and records accurately reflecting each Loan Party Pro Rata Share. This subsection is only intended to allocate payments, losses, and liabilities among Loan Parties in order that (a) as among Loan Parties, each Loan Party is ultimately liable for its Loan Party Pro rata Share; and (b) the value to each Loan Party of the resulting rights and claims against other Loan Party pursuant to this subsection will assure that no Loan Party is rendered “insolvent” by virtue of the Obligations for purposes of any applicable Law relating to fraudulent conveyances and similar claims. The rights and obligations among Loan Parties pursuant to this Section 9.10 shall survive the payment and performance of the Obligations, shall be considered as Intercompany Indebtedness, and shall be subject to the other provisions of this

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Article 9. “Loan Party Pro Rata Share” means the amount of Loan proceeds actually advanced to or for the benefit of each Loan Party as reflected on the books and records of such Loan Party.

ARTICLE 10 - MISCELLANEOUS
Section 10.1. Waiver, Amendment and Cumulative Rights. No failure on the part of the Lender to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other Loan Document are cumulative and not exclusive of any other rights and remedies which the Lender would otherwise have at law, in equity or by statute, and all such rights and remedies, together with the Lender’s rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.
Section 10.2. Costs, Expenses and Taxes. The Loan Parties agree to pay on demand all out of pocket expenses incurred by the Lender and its affiliates (including the reasonable fees, charges and disbursements of counsel) in connection with due diligence, preparation, administration, negotiation, execution, delivery, amendment, administration and enforcement of the Loan Documents and in connection with the collection of the Obligations. The obligations of the Loan Parties under this Section 10.2 shall survive any termination of this Agreement. All of the foregoing costs and expenses may be charged to the Borrower as Loans or to another deposit account of any Loan Party.
Section 10.3. Indemnity. Each Loan Party shall indemnify Lender, its affiliates, and each of their respective directors, officers, employees, agents, advisors, and consultants (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of counsel for any Indemnitee), incurred by or asserted against any Indemnified Person by any Person arising out of, in connection with, or as a result of (a) the execution, delivery, or performance of any Loan Document, (b) the use of the proceeds of any Loan or use of any Letter of Credit, (c) any environmental liability related in any way to a Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Loan Party, and regardless of whether any Indemnified Person is a party thereto; provided, however, that the Loan Parties shall have no obligation hereunder to an Indemnified Person with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction by final and nonappealable judgment. The indemnity set forth herein shall be in addition to any other obligations or liabilities of each Loan Party to each Indemnified Person under the Loan Documents or at common law or otherwise. The obligations of each Loan Party under this Section shall survive any termination of this Agreement.
Section 10.4. Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail, as follows:

If to any Loan Party, to the Loan Party Representative at:	If to the Lender, to the Lender at:
Beyond, Inc. Attention: E. Glen Nickle, Chief Legal Officer 799 W. Coliseum Way	BMO Bank N.A. Attention: James Kerr, Director 1850 North Central Ave. Suite 1500 Phoenix, AZ 85004 Email: jamesr.kerr@bmo.com

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All such notices and other communications shall be deemed to have been given (a) when received, if delivered by hand, (b) on the first Business Day after the date of sending if sent by overnight courier, or (c) on the third Business Day after the date of mailing if mailed by certified or registered mail. Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.
Section 10.5. Survival of Representations. All representations and warranties contained in Article 5, and in the other Loan Documents shall survive the delivery of this Agreement and the making of any Loans hereunder.
Section 10.6. Successors; Participations; Information. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender (including any affiliate of Lender that issues any Letter of Credit). The Loan Parties shall not assign their rights or duties hereunder without the written consent of the Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). The Lender may at any time sell, assign, transfer, grant participations in or otherwise dispose of all or any portion of its rights or obligations under the Loan Documents to any Person. The Lender may furnish any information concerning the Loan Parties in the possession of the Lender from time to time (i) to affiliates of the Lender in connection with banking business of the Lender or such affiliates and (ii) to any direct, indirect, actual or prospective, buyer, assignee, participant, insurer, reinsurer or party to any swap, derivative, or securitization transaction relating to the Loan Parties or the Obligations and (iii) in response to credit inquiries consistent with general banking practice.
Section 10.7. Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 10.8. Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.
Section 10.9. Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.
Section 10.10. Entire Agreement. This Agreement and the Loan Documents embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.
Section 10.11. Counterparts; Digital Copies. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and Lender agrees that any Electronic Signature of such Person on or associated with any Communication shall be valid and binding on such Person to

30

the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person's business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Lender is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Lender pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Lender has agreed to accept such Electronic Signature, Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and without further verification and (b) upon the request of Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.
Each of the Loan Parties hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document or any Communication based solely on the lack of paper original copies of this Agreement, such other Loan Document or such Communication, and (ii) waives any claim against Lender and its Related Parties for any liabilities arising solely from Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.12. Time of the Essence. Time is of the essence in this Agreement and all of the other Loan Documents.
Section 10.13. No Partnership, Joint Venture or Agency. The Lender is not the agent or representative of any Loan Party, and no Loan Party is the agent or representative of the Lender, and nothing in this Agreement will be construed to make the Lender liable to anyone for goods delivered or services performed upon any Loan Party’s properties or for debts or claims accruing against any Loan Party. Neither anything contained herein nor the acts of the parties hereto will be construed to create a partnership or joint venture between any Loan Party and the Lender.
Section 10.14. No Third Party Beneficiaries. All conditions to the obligations of the Lender to make advances hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other Person will have standing to require satisfaction of such conditions or be entitled to assume that the Lender will not make disbursements in the absence of strict compliance with any or all thereof and no other Person, under any circumstances, will be deemed to be beneficiary of such conditions, any or all of which may be waived in whole or in part by the Lender at any time if the Lender in its sole discretion deems it advisable to do so.
Section 10.15. Customer Identification - Patriot Act Notice. The Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties and other Guarantors, which information includes the name and address of the Loan Parties and other Guarantors, and other information that will allow the Lender to identify the Loan Parties and other Guarantors in accordance with the Patriot Act.
Section 10.16. Customary Advertising Material. The Loan Parties consent to the publication by the Lender of customary advertising material (including customary “tombstone” disclosure) relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties
Section 10.17. Governing Law; Jurisdiction; Consent to Service of Process.

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(a)The Loan Documents (other than those containing a contrary express choice of law provision), and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to the Loan Documents, shall be governed by and construed in accordance with the internal laws (but otherwise without regard to the conflict of laws provisions) of the State of Illinois.
(b)Subject to the last sentence of this Section 10.17(b), each Loan Party hereby irrevocably and unconditionally, for itself and its property, (i) submits to the exclusive jurisdiction of the U.S. Federal or Illinois state courts located in Cook County, Illinois and (ii) agrees that any suit, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, based upon, arising out of or relating to this agreement, any Loan Document or the transactions relating hereto or thereto (including, without limitation, any suit, action, litigation or proceeding of any kind or description, against the Lender, its affiliates or any of their respective directors, officers, employees, agents or advisors) or for recognition or enforcement of any judgment shall be heard and determined in such U.S. Federal or Illinois state court located in Cook, County, Illinois. Each party to this agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding against any Loan Party or its property in the courts of any other jurisdiction.
(c)Each party to this agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action, litigation or proceeding based upon, arising out of or relating to this agreement or any other Loan Document in any court referred to in Section 10.17(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action, litigation or proceeding in any such court.
(d)Each party to this agreement irrevocably consents to service of process in the manner provided for notices in Section 10.4. Nothing in this agreement or any other Loan Document will affect the right of any party to this agreement to serve process in any other manner permitted by law.
Section 10.18. WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
Section 10.19. Waiver. Of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each Loan Party shall not assert, and hereby waives, any claim against the Lender (and any sub-agent thereof), any of its affiliates and the Lender’s and its affiliates’ respective partners, directors, officers, employees, agents, brokers, trustees, administrators, managers, advisors and representatives, including accountants, auditors and legal counsel (each such Person being called an “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:    BEYOND, INC.
    a Delaware Corporation

By: /s/ Marcus Lemonis
Name: Marcus Lemonis Title: Executive Chairman

LENDER:    BMO BANK N.A.,
a national banking association
By:    _
Name·:      Title:

[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:    BEYOND, INC.
a Delaware Corporation

By:     Name: Adrianne Lee
Title: Chief Financial and Administrative Officer

LENDER:

[Signature Page to Loan and Security Agreement]

SCHEDULE 5.7

Subsidiaries; Outstanding Capital Stock

Subsidiary	Record Owner	Percentage Ownership
COMMERCIAL STRATEGIES, INC.	BEYOND, INC.	100%
O AGENCY GROUP, INC.	BEYOND, INC.	100%
SUPPLIER OASIS FULFILLMENT SERVICES, INC.	BEYOND, INC.	100%
OVERSTOCK.COM SERVICES, INC.	BEYOND, INC.	100%
O.COM GIFT CARDS, INC.	BEYOND, INC.	100%
PEACE COLISEUM MEZZANINE, LLC	BEYOND, INC.	100%
O.COM LAND, LLC	BEYOND, INC.	100%
MEDICI VENTURES, L.P.	BEYOND, INC.	99%
PEACE COLISEUM, LLC	PEACE COLISEUM MEZZANINE, LLC	100%
SPEEDROUTE, LLC	BEYOND, INC. MEDICI VENTURES, L.P.	49% 49%

[Schedule 5.7]

SCHEDULE 5.14

Jurisdiction of Organization; Chief Executive Office; Etc.

Legal Name: Beyond, Inc.
Jurisdiction of Organization: Delaware Federal Tax Id Number: 87-0634302 Organizational Id Number: 3496781
Address of Chief Executive Office: 799 W. Coliseum Way, Midvale, UT 84047 States where foreign qualified:
Prior legal names and jurisdictions of organization within last five years: Overstock.com, Inc. (Delaware)

[Schedule 5.14]

EXHIBIT A

Notice of Borrowing

Date:     ,

To:    BMO Bank N.A.
Ladies and Gentlemen:
Reference is made to that certain Loan and Security Agreement, dated as of October 18, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, and including all Schedules, and Exhibits attached thereto or incorporated therein, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among BEYOND, INC., the other Loan Parties party thereto, and BMO Bank N.A.
The undersigned hereby requests (select one):
A Revolving Loan
1.On     (a Business Day).
2.In the amount of $    .
In connection with any Loan requested hereunder, the matters set forth in Section 3.2 of the Loan Agreement are true, correct and complete as of the date hereof.

[Exhibit A]

Beyond, Inc.

By:
Name:      Title:

[Exhibit A]

EXHIBIT B

Form of Revolving Note

See attached.

[Exhibit B]

REVOLVING NOTE
$25,000,000.00    Phoenix, Arizona
October 18, 2024
FOR VALUE RECEIVED, the undersigned, BEYOND, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of BMO BANK N.A., a national banking association (the “Lender”) the principal amount of TWENTY FIVE MILLION AND NO/100THS DOLLARS ($25,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans, in immediately available funds, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Loan Agreement (defined below). The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan and Security Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the other Loan Parties party to the Loan Agreement and the Lender. All capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.
This Revolving Note is a Loan Document under the Loan Agreement and is entitled to the benefits and security, and is subject to the terms and conditions, of the Loan Agreement, including the terms and conditions under which this Revolving Note may be prepaid or the Maturity Date accelerated. All principal of and accrued and unpaid interest on the Revolving Loans shall be paid in full on the Maturity Date. Payments of principal and interest under this Revolving Note shall be made in lawful money of the United States of America.
Upon the occurrence of an Event of Default, the outstanding principal balance hereunder, together with any accrued but unpaid interest and together with all of the other Obligations, may be accelerated and become immediately due and payable at the option of the Lender and without demand or notice of every kind (which are hereby expressly waived by the Borrower).
The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys’ fees, in accordance with the Loan Agreement. The Borrower expressly waives demand for payment, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor. All notices, requests, demands and other communications required or permitted to be given hereunder will be given in the manner provided in the Loan Agreement.
This Revolving Note, and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Revolving Note, shall be governed by and construed in accordance with the internal laws (but otherwise without regard to the conflict of laws provisions) of the State of Illinois.

[Remainder of page intentionally left blank; signature page follows]

[Exhibit B]

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.
BEYOND, INC., a Delaware corporation

By:      Name: Adrianne Lee
Title: Chief Financial and Administrative Officer

[Exhibit B]